UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 To FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TEXAS RARE EARTH RESOURCES CORP.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0294969 (I.R.S. Employer Identification No.)
539 West El Paso Street Sierra Blanca, Texas 79851 (Address of Principal Executive Offices)

TEXAS RARE EARTH RESOURCES CORP. AMENDED AND RESTATED 2008 STOCK OPTION PLAN (Full title of the plan)

Daniel E. Gorski
Chief Executive Officer
539 West El Paso Street
Sierra Blanca, Texas 79851
(915) 369-2133
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Jason Brenkert
Dorsey & Whitney LLP
1400 Wewatta Street, Ste. 400
Denver, CO 80202-5549
Tel: (303)352-1133
Fax: (303) 629-3450

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Registrant.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Texas Rare Earth Resources Corp. (the “Company” or the “Registrant”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (the “Post-Effective Amendment”) to deregister 5,000,000  shares of common stock of the Company, $0.01 par value (“Common Shares”), originally registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2011, File No. 333-177665 (the “2011 Form S-8”), for issuance upon exercise of stock options granted under the Company’s 2008 Amended and Restated Stock Option Plan (the “Option Plan”). A total of 5,000,000 Common Shares were initially registered for issuance under the 2011 Form S-8.  As of September 23, 2013, 5,000,000 Common Shares remained available for issuance under the 2011 Form S-8.

Contemporaneously with the filing of this Post-Effective Amendment, the Registrant is filing a Registration Statement on Form S-8 (the “2013 Form S-8”) to re-register the Common Shares being deregistered pursuant to this Post-Effective Amendment and to register additional Common Shares issuable upon the exercise of stock options granted under the Option Plan.   In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the Registrant will carry over the registration fees paid in an amount equal to $1,417.64,  with respect to the Common Shares registered pursuant to the 2011 Form S-8 to offset the registration fees due in connection with the 2013 Form S-8.

SIGNATURES

Pursuant to the requirements of the United States Securities Act on 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, City of Sierra Blanca, Texas on this 23rd  day of September, 2013.

TEXAS RARE EARTH RESOURCES CORP.

By:	/s/ Daniel Gorski
Daniel Gorski
Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ G. Mike McDonald
G. Mike McDonald
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel Gorski and G. Mike McDonald as his or her attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Daniel Gorski Daniel Gorski	Chief Executive Officer, and Director (Principal Executive Officer)	September 23, 2013

/s/ G. Mike McDonald G. Mike McDonald	Chief Financial Officer (Principal Financial and Accounting Officer)	September 23, 2013

/s/ Anthony Marchese Anthony Marchese	Director	September 23, 2013

/s/Philip Goodell Philip Goodell	Director	September 23, 2013

/s/ Laura Lynch Laura Lynch	Director	September 23, 2013

/s/ Nicholas Pingitore Nicholas Pingitore	Director	September 23, 2013

/s/Cecil C. Wall Cecil C. Wall	Director	September 23, 2013

/s/ James R. Wolfe James R. Wolfe	Director	September 23, 2013